                                                                  EXHIBIT (j)(2)

[PricewaterhouseCoopers LLP letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of ING Equity Trust of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001.

                         /s/ PricewaterhouseCoopers LLP


January 8, 2003








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